UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2020

Translate Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38550	61-1807780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Hartwell Avenue Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-7361

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	TBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure.

On August 25, 2020, Sanofi Pasteur Inc. (“Sanofi”) will present information at the Third ISV COVID-19 Vaccines Virtual Congress hosted by the International Society of Vaccines (the “Virtual Congress”) regarding, among other things, its collaboration with Translate Bio, Inc. (the “Company”), to develop an mRNA vaccine for SARS-CoV-2 (severe acute respiratory syndrome 2), which causes the coronavirus disease referred to as COVID-19. A copy of the portion of Sanofi’s slide presentation to be presented at the Virtual Congress pertaining to the collaboration with the Company is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01. The slides, to the extent applicable to the Company, describe preclinical data of the mRNA vaccine candidate at three dose levels in a non-human primate model, including binding antibody levels, neutralizing antibody titers and helper T-cell response. These data demonstrate that two immunizations of the mRNA vaccine induced high neutralizing titers that are comparable to the upper range of those observed in infected humans. Additionally, the mRNA vaccine induced Th1-biased T-cell responses.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K, including the document filed as Exhibit 99.1 hereto, contains forward-looking statements about the Company within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding the expected timing to begin clinical studies of a COVID-19 vaccine candidate under the collaboration between Sanofi and the Company, and expectations regarding manufacturing capacity and manufacturing approaches for such vaccine. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “hope,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including, but not limited to: risks and uncertainties related to the development of a COVID-19 vaccine; uncertainties related to general and industry-specific market conditions; the current and potential future impacts of the ongoing COVID-19 pandemic on the Company’s business, financial condition, operations and liquidity; the Company’s ability to advance the development of its platform and programs under the timelines it projects, demonstrate the requisite safety and efficacy of its product candidates and replicate in clinical trials any positive findings from preclinical studies; the successful advancement of the collaboration agreement between the Company and Sanofi; uncertainties relating to the discovery and development of vaccine candidates based on mRNA, and specifically as it relates to COVID-19; uncertainties related to the ability to manufacture a COVID-19 vaccine; the content and timing of decisions made by the U.S. Food and Drug Administration, other regulatory authorities and institutional review boards at clinical trial sites, including decisions as it relates to ongoing and planned clinical trials; the Company’s ability to obtain, maintain and enforce necessary patent and other intellectual property protection; the availability of significant cash required to fund operations; competitive factors; the impact of general economic, industrial or political conditions in the United States or internationally and other important risk factors discussed in the “Risk Factors” section in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2020, and in any other subsequent filings made by the Company with the SEC. Any forward-looking statements about the Company contained in this Current Report on Form 8-K, including the document filed as Exhibit 99.1 hereto, speak only as of the date hereof, and the Company expressly disclaims any obligation to update such forward-looking statements, whether as a result of new information, future events or otherwise. The Company makes no representations about statements in Sanofi’s slides filed as Exhibit 99.1 that do not pertain to the Company.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description

99.1	Excerpts from Sanofi Pasteur COVID-19 Vaccine Programs Slide Presentation, dated August 25, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSLATE BIO, INC.

Date: August 25, 2020	By:	/s/ Paul Burgess
Paul Burgess
Chief Operating Officer, Chief Legal Officer and Secretary